EXHIBIT 99.1

PRESS RELEASE

VisualMED signs $9 million deal to implement private hospital

Healthcare reform opens new opportunity for VisualMED

MONTREAL—(BUSINESS WIRE)— April 5th, 2006--VisualMED Clinical Solutions Corp. (the “Company”) (OTC BB: VMCS - News) announces today that it will be providing an expanded and comprehensive clinical information system that includes a homecare post-operative monitoring system to the Metropolitan Medical Center (MMC), the third private Canadian hospital to be built in Canada since a dramatic Supreme Court decision of last year overturned 35 years of government monopoly in the healthcare field. VisualMED will be providing its technology, in addition to providing planning services to the management corporation of the MMC, which is managing the largest private surgery facility in eastern Canada.

“This is a major breakthrough for our business,” says VisualMED Chairman and CEO Gerard Dab. “It is a validation of our strategy to focus on Modern Digital Hospitals.”

The agreement will be worth approximately $9 million over 5 years to the Company, and is part of a $15 million comprehensive IT procurement program for the hospital in which our part includes delivery of the VisualMED clinical system, complementary diagnostic devices and the adaptation and deployment of an expanded ambulatory home care network.

The Metropolitan Medical Center is the first major private healthcare facility to be built in Montreal in more than 40 years. Recent judgments by Canadian courts have dismantled the legal barriers to private healthcare delivery and private healthcare insurance, which will now be available to Canadians as an alternative to the entirely socialized Canadian healthcare system.

The Canadian healthcare system has been unique in the Western world in not permitting private insurance for healthcare. However the current healthcare system has become unable to meet the increasing needs of an aging population, leading to successful legal challenges to the government’s status as sole provider of healthcare services. On June 9, 2005, the Supreme Court of Canada overturned a longstanding Quebec law, and now Quebecers will be able to buy private health insurance that can cover medical acts and services that are available through the public system. This change is not only shaping the way for other provinces but it also opens debate for the privatization of the Canadian healthcare system in general. Private hospitals are being planned all over the country, and this represents a key market opportunity for VisualMED to satisfy the Information Technology needs of this new generation of hospitals.

Quebec Health Minister Dr. Philippe Couillard was quoted in Canada’s leading French daily La Presse saying : “If this provides more accessibility [to healthcare services], we are in agreement. We are in agreement with everything that increases accessibility.

The partners involved in the Metropolitan Medical Center Project are undertaking more than just a local Montreal-area hospital. Talin Inc., a Montreal based hospital management company, is heading a consortium that includes Pageau Morel, a leading firm in the field of hospital engineering, a real estate developer and the faculty of medicine. Talin president Ms. Linda Jurick believes that a complete digital platform that can track patients in real time is the most critical component for a hospital that needs to deliver quality while protecting profit margins.

“We were very heavily solicited,” says Ms. Jurick, “But in the end we chose VisualMED because it was the only system on the market in this price range and the only one that came with digital clinical notes used by physicians in real time.” Ms. Jurick adds that the Montreal site will pave the way for dozens of new hospitals across the country, some of which could model their facilities after the MMC blueprint. The MMC package could also be exportable across national boundaries, to any forward-thinking healthcare authority seeking to modernize and expand on the nature and the quality of the healthcare services they provide.

“The return of the private sector in Canadian healthcare offers serious opportunities for us in Canada,” says VisualMED Chairman Gerard Dab. “It can be expected that the new hospitals that are planned will use the kind of cutting-edge digital technology that we offer.” The Metropolitan Medical Center, with six operating rooms, will handle more surgeries in a year than most major (and larger) hospitals in Montreal currently do.

The MMC will be 100% digital and paperless, with VisualMED providing and implementing the core hospital information system, a fully functional digital clinical information system with complete decision support, including interfaced digital surgery equipment such as laparoscopy, pharmacy management system, drug-dispensing technology, and digital diagnostic machines.

New processes mean greater standardization of care protocols to reduce variation in treatment and consequently increase emphasis on the evolution of seamless services, ambulatory treatments, prevention, self treatment, primary care and telemedicine.

VisualMED will be an integral link, as MMC emphasizes a total evolution toward seamless services, ambulatory treatment, prevention, self-treatment, primary care and tele-medicine. All patient information will be available at all times on digital support, both locally and remotely, through a fully interactive electronic medical record where no existing information on a patient will be left out, including clinical notes.

At the MMC, VisualMED will be deploying the latest generation of its flagship seamless paperless platform, most recently implemented at Kansas Surgery and Recovery Center of Wichita, Kansas in December, 2005. The VisualMED system has also been in full operation at the Southwest Regional Rehabilitation Center of Battle Creek, Michigan since October, 2005, and at Physicians Hospital of El Paso, Texas, since June, 2004. Certain modular components of the system are equally set to go into operation at Montreal’s Sir Mortimer B. Davis Jewish General Hospital.

Medical leadership for the MMC is being provided by a group of leading doctors and nurses from both of Montreal’s medical schools, McGill University and University of Montreal. These will provide a standard of excellence in medical achievement, as well as academic support in such fields as research, training and development for which they are world renowned.

Part of the VisualMED deployment at the MMC will be an expanded ambulatory system, including remote monitoring of patients in real time from their homes. The Company’s addition of real-time home patient monitoring to the VisualMED array of products as part of a comprehensive ambulatory system will be accelerated with the deployment of a full outpatient network at the Metropolitan Medical Center. MMC has put a premium on speed and comfort, and remote patient monitoring means patients can remain in the comfort of their homes while key clinical data is collated and evaluated in real time from a central hub.

“If we were able to win this significant assignment against stiff competition it is because of last year’s breakthrough in the U.S. market. I believed that we demonstrated conclusively the quality and reliability of our technology,” concludes Mr. Dab.

About the Company

VisualMED Clinical Solutions Corp. is a leading provider of clinical informatics solutions that help hospitals and healthcare authorities reduce medication errors, increase personnel efficiency and bring down operating costs. One of its key components, a fully integrated Clinical Information System with decision support, is a core solution in the new agenda to promote greater patient safety and reduce the morbidity and mortality associated with medication error. The company is involved in major government initiatives on three continents to modernize hospitals and healthcare delivery.

Detailed information on our company and its products is available on our web site at www.visualmedsolutions.com.

Forward-Looking Statements

Except for historical information provided herein, this press release may contain information and statements of a forward-looking nature concerning the future performance of the Company. These statements are based on suppositions and uncertainties as well as on management’s best possible evaluation of future events. Such factors may include, without excluding other considerations, fluctuations in quarterly results, evolution in customer demand for the Company’s products and services, the impact of price pressures exerted by competitors, and general market trends or economic changes. As a result, readers are advised that actual results may differ from expected results.

Contact:
VisualMED Clinical Solutions Corp.
Barry Scharf, COO, 514-274-1115, Ext.108
www.visualmedsolutions.com

Source: VisualMED Clinical Solutions